CERTIFICATE OF
           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,

In connection with the accompanying Amended Quarterly Report on Form 10-Q of Advantage Capital Development Corp. for the quarter ended September 30, 2004, I, Jeffrey Sternberg, Chief Executive Officer and Chief Financial Officer of Advantage Capital Development Corp. hereby certifies pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Amended Quarterly Report on Form 10-Q for the period ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Amended Quarterly Report on Form 10-Q for the period ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Advantage Capital Development Corp.

Dated:  November    , 2004

ADVANTAGE CAPITAL DEVELOPMENT CORP.


By: /s/ Jeffrey Sternberg
    -----------------------------------
    Jeffrey Sternberg
    Chief Executive Officer and
    Chief Financial Officer